                                                                      EXHIBIT 12

                      COLUMBIA/HCA HEALTHCARE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
          FOR THE QUARTERS AND SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                             (DOLLARS IN MILLIONS)

                                                       QUARTER     SIX MONTHS
                                                    ------------- -------------
                                                     1995   1994   1995   1994
                                                    ------ ------ ------ ------

Earnings:
Income before income taxes........................  $  130 $  399 $  732 $  715
Fixed charges, exclusive of capitalized interest..     160    114    303    222
                                                    ------ ------ ------ ------
                                                    $  290 $  513 $1,035 $  937
                                                    ====== ====== ====== ======
Fixed Charges:
Interest charged to expense.......................  $  121 $   91 $  236 $  176
One-third of rent expense and amortization of
 deferred loan costs and capitalized interest (a).      39     23     67     46
                                                    ------ ------ ------ ------
Fixed charges, exclusive of capitalized interest..     160    114    303    222
Capitalized interest..............................       8      5     13     11
                                                    ------ ------ ------ ------
                                                    $  168 $  119 $  316 $  233
                                                    ====== ====== ====== ======
Ratio of earnings to fixed charges................    1.72   4.30   3.27   4.02
                                                    ====== ====== ====== ======

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(a) One-third of rent expense is considered representative of the underlying interest.

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